SOUTHWESTERN ELECTRIC POWER COMPANY      Exhibit 7
                           P.O. BOX 21106, SHREVEPORT, LA  71156    Page 1 of 3
TELEPHONE NUMBER (318) 222-2141

STATEMENT OF PARTICIPATION IN RAIL CAR MAINTENANCE FACILITY
AT ALLIANCE, NEBRASKA PER SWEPCO - PSO AGREEMENT

APRIL 1995 REVISED


A.  NUMBER OF RAIL CARS SERVICED

 SWEPCO    453       PSO    106

B.  AMOUNT OF EXPENDITURES:                       SHARED     SWEPCO      PSO

    COSTS ASSIGNED 100% TO SWEPCO:

1860.4001  Direct Material to SWEPCO Coal Cars             $187,440.15
1860.4018  Stores Salvage - SWEPCO                          $15,746.26
1860.4101  Direct Labor to SWEPCO Coal Cars                 $32,652.12
1860.4104  Direct Labor to Rework SWEPCO Material            $7,359.19
1860.4202  Ad Valorem Taxes - SWEPCO Coal Cars              $10,022.00
1860.4204  Ad Valorem Taxes - Facility - Direct - SWEPCO       $175.00
1860.4213  Employee Fringe Benefits - Direct Labor -
             SWEPCO                                          $7,736.22
1860.4230  Payroll Taxes (FICA & UC) - Direct Labor -
             SWEPCO                                          $2,359.43
1860.4238  Depreciation Expense - SWEPCO                    $10,604.00
1860.4263  Lease - Supplemental Expenses - SWEPCO                $0.00
1860.4270  Outside Maintenance of SWEPCO Coal Cars          $20,995.67
1860.4272  Switching Fees - SWEPCO                           $3,295.96
1860.4277  Repainting Coal Cars - SWEPCO                         $0.00

                  Total 100% SWEPCO Costs                  $298,386.00


    COSTS ASSIGNED 100% TO PSO:

1860.4002  Direct Material to PSO Coal Cars                          $55,087.94
1860.4015  Inventory Carrying Charges - PSO                           $2,759.82
1860.4019  Stores Salvage - PSO                                     ($22,727.30)
1860.4102  Direct Labor to PSO Coal Cars                              $9,350.59
1860.4103  Direct Labor to Rework PSO Material                        $2,461.91
1860.4205  Ad Valorem Taxes - Facility - Direct - PSO                   $103.00
1860.4214  Employee Fringe Benefits - Direct Labor - PSO              $3,781.96
1860.4231  Payroll Taxes (FICA & UC) - Direct Labor - PSO               $683.99
1860.4239  Depreciation Expense - PSO                                     $0.00
1860.4271  Outside Maintenance of PSO Coal Cars                       $6,962.33
1860.4273  Switching Fees - PSO                                       $3,657.59
1860.4278  Repainting Coal Cars - PSO                                     $0.00

                Total 100% PSO Costs                                 $62,121.83

                                                                     Exhibit 7
                                                                    Page 2 of 3


    COSTS TO BE SHARED (Ratio of Direct Labor):   SHARED     SWEPCO      PSO


1860.4010  Shop Material                       $12,155.91
1860.4011  Small Tools                          $1,943.84
1860.4012  Facility Maintenance - Material      $1,963.42
1860.4013  Sale of Scrap (Cr.)                      $0.00
1860.4016  Switch Engine Operation and
             Maintenance                        $1,952.20
1860.4017  Equipment Operation and Maintenance  $1,670.48
1860.4020  Stores Salvage - Joint                   $0.00
1860.4110  Supervision                          $9,939.83
1860.4111  Clerical                             $3,358.21
1860.4112  Training and Safety                  $3,566.68
1860.4113  General Shop Labor                  $14,708.07
1860.4114  Facility Maintenance - Labor        $10,772.50
1860.4116  Switch Engine Operation and
             Maintenance                       $10,339.52
1860.4201  Ad Valorem Taxes - Facility          $3,289.00
1860.4203  Taxes - Other                        $1,234.00
1860.4206  Data Processing Charges                $574.40
1860.4207  General Office Overhead              $1,637.36
1860.4210  Employee Activities                     $14.57
1860.4211  Employee Expenses                    $3,985.00
1860.4212  Employee Fringe Benefits            $10,734.99
1860.4215  Employee Sick Benefits                   $0.00
1860.4220  Injuries and Damages                     $0.00
1860.4221  Insurance - Liability and Property     $288.31
1860.4225  Maintenance of Facilities
             (Contracted)                       $1,072.50
1860.4226  Office Supplies and Expenses           $785.69
1860.4232  Payroll Taxes (FICA & UC) - Other    $3,174.60
1860.4233  Special Services                         $0.00
1860.4234  Utilities - Heat, Light, Power and
             Water                             $14,355.63
1860.4235  Utilities - Telephone                  $599.81
1860.4236  Vehicle Expense                        $806.37
1860.4237  Depreciation Expense                     $0.00
1860.4250  Miscellaneous                           $40.00
1860.4262  Lease - Basic - All Except Coal
             Cars                              $32,962.00
1860.4264  Lease - Supplemental Expenses -
             Facility                               $0.00
               Total Costs Shared on Cost Ratio
                  (see computation below)-

         SWEPCO 77.21%  PSO    22.79%         $147,924.89
                                                           $114,212.81
                                                                     $33,712.08


         Capital Recovery on Capital Expenditures not
          Covered Under Lease Agreement (Cost Ratio)                  $2,478.70


                     TOTAL COSTS FOR THE MONTH             $412,598.81
                                                                     $98,312.61

                                                                     Exhibit 7
                                                                    Page 3 of 3


C. COMPUTATION OF COST RATIO:



101, 104 Direct Labor SWEPCO $40,011.31   77.21 %   SWEPCO

102, 103 Direct Labor PSO    $11,812.50   22.79 %   PSO

         Total Direct Labor  $51,823.81  100.00 %